As filed with the Securities and Exchange Commission on December 2, 2009, Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

PartnerRe Ltd.
(Exact Name of Registrant as Specified in its Charter)

Bermuda		Not Applicable
(State of Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification No.)
90 Pitts Bay Road Pembroke HM 08 Bermuda
(Address of Principal Executive Offices)

PARIS RE Holdings Limited 2006 Equity Purchase Plan
PARIS RE Holdings Limited 2006 Equity Incentive Plan
PARIS RE Holdings Limited 2006 Executive Equity Incentive Plan
PARIS RE Holdings Limited 2007 Equity Incentive Plan
(Full Title of the Plan)

c/o Theodore Walker PartnerRe U.S. Corporation One Greenwich Plaza Greenwich, CT 06830-6352 (203) 485-4200
(Telephone Number, Including Area Code, of Agents for Service)

With copies to:
Albert A. Benchimol Executive Vice President & Chief Financial Officer PartnerRe Ltd. 90 Pitts Bay Road Pembroke HM 08 Bermuda (441) 292-0888	Kyoko Takahashi Lin, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filed ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common shares, $1.00 par value, each to be issued under the PARIS RE Holdings Limited 2006 Equity Purchase Plan	30,253 shares	$77.10	$2,332,506.30	$130.15
Common shares, $1.00 par value, each to be issued under the PARIS RE Holdings Limited 2006 Equity Incentive Plan	960,330 shares	$77.10	$74,041,443.00	$4,131.51
Common shares, $1.00 par value, each to be issued under the PARIS RE Holdings Limited 2006 Executive Equity Incentive Plan	353,606 shares	$77.10	$27,263,022.60	$1,521.28
Common shares, $1.00 par value, each to be issued under the PARIS RE Holdings Limited 2007 Equity Incentive Plan	655,811 shares	$77.10	$50,563,028.10	$2,821.42
Total Shares	2,000,000 shares	$77.10	$154,200,000.00	$8,604.36

(1)
In addition to the shares set forth in the table, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), the number of shares registered includes an indeterminable number of common shares issuable under the plan, as this amount may be adjusted as a result of share splits, share dividends and antidilution provisions.

(2)
Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, solely for the purpose of computing the registration fee, based on the average of the high and low prices reputed of the securities being registered hereby on the New York Stock Exchange on November 27, 2009.

EXPLANATORY NOTE

This Registration Statement has been filed to register 30,253 shares of common shares, par value $1.00 per share (“Common Shares”), to be offered pursuant to the PARIS RE Holdings Limited 2006 Equity Purchase Plan, 960,330 Common Shares to be offered pursuant to the PARIS RE Holdings Limited 2006 Equity Incentive Plan, 353,606 Common Shares to be offered pursuant to the PARIS RE Holdings Limited 2006 Executive Equity Incentive Plan and 655,811 Common Shares to be offered pursuant to the PARIS RE Holdings Limited 2007 Equity Incentive Plan (together with the PARIS RE Holdings Limited 2006 Equity Purchase Plan, the PARIS RE Holdings Limited 2006 Equity Incentive Plan and the PARIS RE Holdings Limited 2006 Executive Equity Incentive Plan, the “PARIS RE Plans”).

Pursuant to the Transaction Agreement dated as of July 4, 2009 (as amended) among PartnerRe Ltd. (the “Company”), a wholly-owned subsidiary of the Company and PARIS RE Holdings Limited, all outstanding options, restricted share units and compensatory warrants under the PARIS RE Plans shall be converted to analogous awards with respect to Common Shares on the date at which the merger contemplated thereunder becomes effective.

PART I

The information specified in Item 1 and Item 2 of Part I of the Registration Statement is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Registration Statement.  The documents containing the information specified in Part I will be delivered to the participants in the PARIS RE Plans as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference.

(1)           The Company’s Annual Report on Form 10-K for the year ended December 31, 2008.
(2)           All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2008.
(3)           The description of the Company’s common shares, which is contained in the Company’s Registration Statement on Form S-3, filed with the Commission on April 10, 2009, pursuant to the Securities Act of 1933, as amended, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers

Section 98 of the Companies Act of 1981 of Bermuda (the “Act”) provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability that by virtue of Bermuda law otherwise would be imposed on them, except in cases where such liability arises from the fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermudian company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings arising under Section 281 of the Act.

     The Company has adopted provisions in its Bye-Laws that provide that it shall indemnify its officers and directors to the maximum extent permitted under the Act, except where such liability arises from fraud, dishonesty, willful negligence or default.

     The Company has entered into employment agreements with certain of its executive officers which each contain provisions pursuant to which the Company has agreed to indemnify the executive as required by the Bye-Laws and maintain customary insurance policies providing for indemnification.

     The Company has purchased insurance on behalf of its directors and officers for liabilities arising out of their capacities as such.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit Number
4.1	Amended Memorandum of Association of PartnerRe Ltd. (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form F-3 as filed on June 20, 1997, File No. 333-7094).*
4.2	Amended and Restated Bye-laws of PartnerRe Ltd. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on May 28, 2009, File No. 001-14536).*
5.1	Opinion of Mr. Jean-Paul Dyer, Counsel for PartnerRe Ltd.
15.1	Letter Regarding Unaudited Interim Financial Information.
23.1	Consent of Deloitte & Touche, Independent Registered Public Accounting Firm.
23.2	Consent of Mr. Jean-Paul Dyer, Counsel for PartnerRe Ltd. (included in Exhibit 5.1).
24	Powers of Attorney (included in the signature pages hereof).
99.1	PARIS RE Holdings Limited 2006 Equity Purchase Plan.
99.2	PARIS RE Holdings Limited 2006 Equity Incentive Plan.
99.3	PARIS RE Holdings Limited 2006 Executive Equity Incentive Plan.
99.4	PARIS RE Holdings Limited 2007 Equity Incentive Plan.
______________
*	Incorporated by reference

Item 9. Undertakings

The undersigned Registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)      To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.;

(iii)    To include any material information with respect to the PARIS RE Plans not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the Registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20–F” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F–3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or §210.3–19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F–3.

(5)     That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A)   Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

                  (ii) If the Company is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)     That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of the following communication, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

 (i)     any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

 (iii)   the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)   any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, PartnerRe Ltd., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pembroke, Bermuda, on the 2nd day of December, 2009.

PARTNERRE LTD.
By:	/s/ Albert A. Benchimol
Name: Albert A. Benchimol
Title: Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Know all persons by these presents, that each person whose signature appears below, constitutes and appoints each of Albert A. Benchimol and Amanda Sodergen as his or her true and lawful attorney-in-fact and agent, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable PartnerRe Ltd. to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed this 2nd day of December, 2009 by the following persons in the following capacities.

Signature	Title	Date
/s/ Patrick Thiele	President, Chief Executive Officer and Director (Principal Executive Officer)	December 2, 2009
Patrick Thiele
/s/ Albert A. Benchimol	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 2, 2009
Albert A. Benchimol
/s/ William Babcock	Group Finance Director	December 2, 2009
William Babcock
/s/ Laurie Desmet	Chief Accounting Officer (Principal Accounting Officer)	December 2, 2009
Laurie Desmet
/s/ John A. Rollwagen	Director	December 2, 2009
John A. Rollwagen
/s/ Vito H. Baumgartner	Director	December 2, 2009
Vito H. Baumgartner
/s/ Judith Hanratty	Director	December 2, 2009
Judith Hanratty
/s/ Jan H. Holsboer	Director	December 2, 2009
Jan H. Holsboer
/s/ Roberto Mendoza	Director	December 2, 2009
Roberto Mendoza
/s/ Jean-Paul L. Montupet	Director	December 2, 2009
Jean-Paul L. Montupet
Director
Rémy Sautter
/s/ Lucio Stanca	Director	December 2, 2009
Lucio Stanca
/s/ Kevin M. Twomey	Director	December 2, 2009
Kevin M. Twomey
/s/ Jürgen Zech	Director	December 2, 2009
Jürgen Zech
/s/ David Zwiener	Director	December 2, 2009
David Zwiener
/s/ Theodore Walker	Authorized Representative in the United States
PartnerRe U.S. Corporation By: Theodore Walker President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number
4.1	Amended Memorandum of Association of PartnerRe Ltd. (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form F-3 as filed on June 20, 1997, File No. 333-7094).*
4.2	Amended and Restated Bye-laws of PartnerRe Ltd. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on May 28, 2009, File No. 001-14536).*
5.1	Opinion of Mr. Jean-Paul Dyer, Counsel for PartnerRe Ltd.
15.1	Letter Regarding Unaudited Interim Financial Information.
23.1	Consent of Deloitte & Touche, Independent Registered Public Accounting Firm.
23.2	Consent of Mr. Jean-Paul Dyer, Counsel for PartnerRe Ltd. (included in Exhibit 5.1).
24	Powers of Attorney (included in the signature pages hereof).
99.1	PARIS RE Holdings Limited 2006 Equity Purchase Plan.
99.2	PARIS RE Holdings Limited 2006 Equity Incentive Plan.
99.3	PARIS RE Holdings Limited 2006 Executive Equity Incentive Plan.
99.4	PARIS RE Holdings Limited 2007 Equity Incentive Plan.
______________
*	Incorporated by reference